Exhibit 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”), is entered into as of July 2, 2015, by and among SPEED COMMERCE, INC., a Minnesota corporation (the “Company”), the Guarantors listed on the signature pages hereof, the Lenders (as defined in the Credit Agreement (as hereinafter defined)) listed on the signature pages hereof, and GARRISON LOAN AGENCY SERVICES LLC, (“GLAS”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and GLAS, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, the lenders from time to time party thereto (“Lenders”) and Agents are parties to that certain Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2014 (as amended by the Consent and First Amendment, dated as of April 14, 2015, the Consent and Second Amendment, dated as of May 11, 2015, the Third Amendment, dated as of June 30, 2015, as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, after giving effect to this Amendment, the “Credit Agreement”); and

WHEREAS, the Agents and the Lenders agree to amend the Credit Agreement on the terms set forth herein, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.     Amendments to Credit Agreement. Upon satisfaction of the conditions to effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)     Section 1.1 of the Credit Agreement is hereby amended by amending and restating the defined term “Fee Letter” in its entirety as follows:

““Fee Letter” means that certain third amended and restated fee letter agreement dated as of July 2, 2015 between Company and Administrative Agent.”

(b)     Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined term in the appropriate alphabetical order:

““Fourth Amendment Effective Date” means July 2, 2015.”

(c)     Section 2.7 of the Credit Agreement is hereby amended by amending and restating clause (e) thereof in its entirety as follows:

“(e)     Except as otherwise expressly set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the principal amount being prepaid; and (iii) at maturity, including final maturity; provided that, solely with respect to the Interest Payment Dates occurring on June 30, 2015 and September 30, 2015, interest on each Loan (other than an amount equal to the average daily balance of the outstanding principal amount of the Term Loan A (as defined in the Intercreditor Agreement as in effect on the Fourth Amendment Effective Date) for the period to which each such payment of interest corresponds multiplied by the applicable Term Loan A Retained Margin (as defined in the Intercreditor Agreement as in effect on the Fourth Amendment Effective Date), which shall be payable in cash as set forth in clause (i) above) shall be added automatically to the unpaid principal amount of the Loans on each such Interest Payment Date and shall be allocated on each such Interest Payment Date to the Term Loan B Holders (as defined in the Intercreditor Agreement as in effect on the Fourth Amendment Effective Date) in accordance with their respective Term Loan B Pro Rata Shares (as defined in the Intercreditor Agreement as in effect on the Fourth Amendment Effective Date).”

(d)     Section 2.15 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:

“(a)     All payments by Company of principal, interest, fees and other Obligations, subject to the proviso in Section 2.7(e), shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 12:00 p.m. (New York City time) on the date due at 1350 Avenue of the Americas, 9th Floor, New York, New York or via wire transfer of immediately available funds to the account specified on Schedule or as otherwise noticed to Company from time to time; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next Business Day.”

(e)     Section 5.1(s) of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof in its entirety as follows:

“(iii) a calculation of current Liquidity.”

(f)     Section 6.8 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:

“(a)     [Reserved].”

3.     Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a)     the execution and delivery of this Amendment by the Company, Guarantors, Agents, and each of the Lenders;

(b)     the execution and delivery of the Third Amended and Restated Fee Letter by the Company and the Administrative Agent;

(c)     the truth and accuracy of the representations and warranties contained in Section 4;

(d)     the Company shall have paid all fees, costs and expenses of the Agents in connection with this Amendment and all transactions contemplated hereby, including, without limitation, reasonable fees, costs and expenses of Agents’ counsel.

[Fourth Amendment to Amended and Restated Credit and Guaranty Agreement]

4.     Representations and Warranties. The Credit Parties hereby represent and warrant to each Agent and each Lender as follows:

(a)     each Credit Party is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)     each Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c)     the execution, delivery and performance by the Credit Parties of this Amendment has been duly authorized by all necessary action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority);

(d)     this Amendment constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against each Credit Party in accordance with its terms;

(e)     immediately before and after giving effect to this Amendment, no Default or Event of Default exists or shall exist;

(f)     all representations and warranties contained in the Credit Agreement are true and correct as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty is true and correct as of such date; and

(g)     by its signature below, each Credit Party agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in as of the date when made or deemed made.

5.     Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any provisions of the Credit Agreement or any other Credit Document or any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Credit Agreement, any other Credit Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Lenders whether under the Credit Agreement, the other Credit Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement or the other Credit Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the Credit Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment, and each reference herein or in any other Credit Document to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Amendment.

[Fourth Amendment to Amended and Restated Credit and Guaranty Agreement]

6.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

7.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Credit Party and its successors and assigns and Lenders and their successors and assigns.

8.     FATCA. Company and the Credit Parties do not believe that the amendments made pursuant to this Amendment shall be treated as a “significant modification” of the Loans under Treasury Regulation Section 1.1001-3 and as such the Loans should still constitute a grandfathered obligation for the purposes of FATCA.  From and after the date hereof, Company and the Credit Parties shall jointly and severally indemnify the Administrative Agent and Lenders, and hold them harmless from, any and all losses, claims, damages, liabilities and related expenses, including taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s and Lenders’ treating, for purposes of determining withholding Taxes imposed under FATCA, the Loans as modified hereby as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

9.     Further Assurance. Each Credit Party hereby agrees from time to time, as and when requested by any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement, and the Credit Documents.

10.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS.

11.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

12.     Reaffirmation. Each Credit Party as debtor, grantor, pledgor, guarantor or in other any other similar capacity hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party. Each Credit Party hereby consents to this Amendment and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations.

13.     Acknowledgment of Rights; Release of Claims. Each Credit Party hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by any Lender or Agent of Credit Parties’ liabilities, obligations and agreements on the date hereof; (b) to its knowledge, each Lender and Agent have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, each Lender and Agent do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the other Credit Documents. Each Credit Party hereby waives, releases, remises and forever discharges the Lenders and Agents, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Agents (“Releasees”) from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, to the extent known on or prior to the date hereof, which the Company or any other Credit Party ever had or now has against the any of the Releasees which relates, directly or indirectly, to the Loans or the Credit Documents or any acts or omissions of the Releasees in respect of the Loans or the Credit Documents and arising from any event occurring on or prior to the date hereof. Without limiting the generality of the foregoing, each Credit Party waives and affirmatively agrees not to contest: (a) the right of each Agent and each Lender to exercise its rights and remedies under the Credit Agreement, this Amendment or the other Loan Documents, or (b) any provision of this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[Fourth Amendment to Amended and Restated Credit and Guaranty Agreement]

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